UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report March 22, 2003


                          COMMISSION FILE NO. 000-26751


                               CyPost Corporation
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             (Exact name of registrant as specified in its charter)


          DELAWARE                                      98-0178674
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


        900-1281 West Georgia Street, Vancouver, British Columbia, Canada
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                    (Address of principal executive offices)


                               (604) 904-4422
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              (Registrant's telephone number, including area code)


Check whether the registrant: (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes  [X]    No  [ ]


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                               CyPost Corporation

                                    FORM 8-K

                                TABLE OF CONTENTS



Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets . . . . . . . . . . . . .  Page 1

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events - None

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits - None


Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Page 2


                                        1
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Exhibit 2.1   Asset Sale Agreement dated March 7, 2003 between CyPost
Corporation and ISOMEDIA.COM, L.L.C. . . . . . . . . . . . . . . . . . . Page 1


ITEM 2.  Acquisition or Disposition of Assets

The date and manner of the disposition:  March 7, 2003

A brief description of the assets involved: Certain assets of our dBA Connect Northwest Operations, consisting of customer list, trade name, computer hardware and software.

The nature and amount of consideration received therefore: 170,184.13 cash at closing and, the assumption of the prepaid liability by the buyer in the amount of $32,214.27.

The principle followed in determining the amount of such consideration: based on the total number of customers and multiple of monthly sales generated.

The identity of the person(s) to whom they were sold: ISOMEDIA.COM, L.L.C, a Washington State company

The nature of any material relationship between such person(s) and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer: None



ITEM 7.   Financial Statements and Exhibits

          Financial Statements

            None.


          Exhibits

            Exhibit 2.1 -- Asset Sale Agreement dated March 7, 2003 CyPost Corporation and ISOMEDIA.COM, L.L.C.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                               CyPost CORPORATION

                               By:  /s/ Javan Khazali
                                  -----------------------
                                  Javan Khazali
                                  (CEO)


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